                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
                                 PROXY STATEMENT
         (PURSUANT TO SECTION 14(A) OF SECURITIES EXCHANGE ACT OF 1934)
                                (AMENDMENT NO. )

FILED BY REGISTRANT _XX_
FILED BY A PARTY OTHER THEN REGISTRANT

CHECK THE APPROPRIATE BOX:

___PRELIMINARY PROXY STATEMENT (PRER14A)
___CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
      (AS PERMITTED BY RULE 14A-6(E)(2)
_X_DEFINITIVE PROXY STATEMENT
___DEFINITIVE ADDITIONAL MATERIALS
___SOLICITING MATERIAL PURSUANT TO SECTION 240.14A-11(C) OR SECTION 240.14A-12


--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                 HYDROMER, INC.


--------------------------------------------------------------------------------
      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THEN REGISTRANT)

--------------------------------------------------------------------------------

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

_X_   NO FEE REQUIRED

___   FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(1) AND 0-11.
1)    TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES: COMMON
      STOCK

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2)    AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES: 4,587,987

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3)    PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT
      TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

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4)    PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

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5)    TOTAL PAID:

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___   FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIAL:
___ CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY THE EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR FORM OR SCHEDULE AND THE DATE OF ITS FILING.

            1) AMOUNT PREVIOUSLY PAID:

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            2) FORM, SCHEDULE OR REGISTRATION NO.:

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            3)  FILING PARTY:

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            4) DATE FILED:

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

                                 HYDROMER, INC.
                              35 Industrial Parkway
                            Branchburg, NJ 08876-3518

                  NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 11, 1999

The Annual Meeting of the Shareholders of HYDROMER, Inc. (the "Company") will be held on Thursday, November 11, 1999, at 35 Columbia Road, Branchburg, New
Jersey at 10 o'clock a.m. for the following purpose, as more fully described in the accompanying Proxy Statement:

      1. To elect directors of the Company for the ensuing year.

      2. To ratify the selection by the Board of Directors of Rosenberg Rich Baker Berman & Company as the Company's independent accountants for fiscal 2000.

      3. Transact such other business as may properly come before the meeting or any adjournment thereof.

      The close of business on October 1, 1999 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and to vote at the Meeting.


            By Order of the Board of Directors

            /s/ Robert D. Frawley

            Robert D. Frawley, Secretary
            Branchburg, New Jersey
            October 8, 1999

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF PROXY CARD IS MAILED IN THE UNITED STATES.

PROXY STATEMENT

This Proxy Statement, which will be mailed commencing on or about October 8, 1999 to the persons entitled to receive the accompanying Notice of Annual Meeting of Shareholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of HYDROMER, INC. for use at the Annual Meeting of Shareholders to be held at 35 Columbia Road, Branchburg, New Jersey at 10 o'clock a.m. on November 11, 1999 and at any adjournment thereof, for the purposes set forth in such Notice. The Company's executive office is located at 35 Industrial Parkway, Branchburg, New Jersey 08876- 3518.

At the close of business on October 1, 1999, the record date stated in the accompanying Notice, the Company had 4,587,987 outstanding shares of Common Stock without par value ("Common Stock"), each of which is entitled to one vote with respect to each matter to come before the Meeting. The Company has 10,917 shares of Common Stock, which are Treasury Stock and not entitled to vote. The Company has no class or series of stock outstanding other than the Common Stock.

As of October 1, 1999, Manfred F. Dyck, Chairman of the Board and a director of the Company, beneficially owned approximately 36.1% of the outstanding Common Stock of the Company, and his wife Ursula M. Dyck, a director of the Company, beneficially owned an additional 2.9% of the Common Stock. Such ownership may enable such shareholders to exercise a controlling influence over the Company's affairs.

I. ELECTION OF DIRECTORS

Five directors will be elected at the Annual Meeting of Shareholders, each to serve for one year and until a successor shall have been duly chosen and qualified. Each director is elected by a plurality of votes cast. It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of the five nominees listed in the following table, unless otherwise instructed in the Proxy. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares represented by such Proxy for another person duly nominated by the Board of Directors in his or her stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. The Board of Directors has no reason to believe that any person named will be unable or will decline to serve. Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.

NAME OF NOMINEE AND CERTAIN
BIOGRAPHICAL INFORMATION

MANFRED F. DYCK, age 64; Chief Executive Officer of Biosearch Medical Products, Inc. (manufacturer and distributor of medical devices) since 1975; Chairman of the Board of the Company since June 1983 and Chief Executive of the Company since July of 1989; President from 1980 to June 1983; Director of Biosearch Medical Products Inc. since 1975; Director of the Company since 1980. Manfred and Ursula Dyck are husband and wife.

MAXWELL BOROW, M.D., age 73, Medical Doctor, retired Chief of Surgery at Somerset Medical Center (hospital) from 1985-1994, Chief of Vascular Surgery at Somerset Medical Center from 1978-1985; Director of the Company since 1990.

URSULA M. DYCK, age 65; Director of the Company since 1980. Ursula and Manfred Dyck are wife and husband.

DIETER HEINEMANN, age 61; Specialist, Frankfurt, Germany Stock Exchange since prior to 1987. Director of the Company since 1991.

ROBERT H. BEA, age 46; Vice President of Quality Assurance & Regulatory Affairs of Siemens Hearing Instruments, Inc. since 1994; Vice President of Quality Assurance and Regulatory Affairs of Biosearch Medical Products, Inc. from 1992-1994; Previously, he worked at Johnson & Johnson where he held positions of increasing responsibility in Quality/Regulatory affairs from 1973-1991. Director of the Company since 1996.

NAME                    Stock Owned (1)       %
                        On Record Date

MANFRED F. DYCK,        1,659,797 (2)           36.1%
MAXWELL BOROW, M.D      6,000            Less than 1%
URSULA M. DYCK,         135,000 (3)              2.9%
DIETER HEINEMANN,       565,125 (4)             12.3%
ROBERT H. BEA           -  0  -                   -

(1) As of October 1, 1999, except as otherwise indicated below, each nominee has sole voting and investment power with respect to all shares shown in the table as beneficially owned by such nominee.

(2) Includes an aggregate of 300 shares held by Mr. Dyck as custodian for certain of his children and does not include 224,260 shares held with sole voting investment power by Mr. Dyck's children and relatives of Mr. Dyck's, as to which Mr. Dyck disclaims beneficial ownership, or shares held by Ursula M. Dyck, his wife. Excludes 53,540 options held by Mr. Dyck.

(3) Does not include 178,108 shares held with sole voting and investment power by Mrs. Dyck's children, as to which Mrs. Dyck disclaims beneficial ownership, or shares held by Manfred F. Dyck, her husband, individually or as custodian.

(4) Does not include 135,000 shares held by the wife and children of Mr. Heinemann as to which he disclaims beneficial ownership.

(5) Excludes 5,000 options held by each director except director Borow

During the past year, the Board of Directors of the Company met six times. All Directors attended at least 75% of the meetings.

Since May of 1990, directors have been compensated at the rate of $750 per meeting for directors meetings attended in person, and $200 per meeting for telephone conference meetings. In addition, directors may attend operational meetings with Company management, and will be compensated at the rate of $500 per meeting for attendance at such meetings. No such operational meetings were held in the fiscal year 1999.

The Board of Directors of the Company does not have a separate Nominating Committee, Audit Committee or Compensation Committee. These functions are performed by the Board at its meetings.

Five Directors are standing for election at the annual meeting.

EXECUTIVE OFFICERS

Manfred F. Dyck has been Chairman of the Board of the Company since June 1983 and a Director of the Company since its inception. Mr. Dyck served as Chief Executive Officer of the Company from its inception until October 1986, and as of August 1989, reassumed the duties of Chief Executive Officer. Mr. Dyck has been Chief Executive Officer and a Director of Biosearch Medical Products Inc. since 1975.

Joseph A. Ehrhard has been Vice-President of New Business and R&D since February 1998. Prior to joining Hydromer, Mr. Ehrhard was Director of R&D for the Golden Cat Division of Ralston-Purina in St. Louis, Mo. Mr. Ehrhard was previously Director of R&D in Worldwide Absorbent Products and Materials Research for Johnson & Johnson in New Jersey. From June 1987 through January 1995, he was in R&D at Procter & Gamble Company, most recently as Section Head of Global New Technology Development in Personal Cleansing in Cincinnati, OH.

Robert J. Moravsik has been Vice-President and General Counsel since April 1998. He also serves in the same capacity for Biosearch Medical Products, Inc. and affiliated company since 1987. Prior to that he was Vice-

President and General Counsel to Fisher Stevens, Inc., a subsidiary of the Bureau of National Affairs.

Robert Keller has been Principal Accounting Officer since June 28, 1999. Robert Keller is and has been Vice President and Chief Financial Officer of Biosearch since 1995. Prior to this he was Vice President and Chief Financial Officer of Mailing Services.

Robert D. Frawley has been Secretary of the Company since January 1984. Mr. Frawley has been an attorney in private practice since December 1985. He is of counsel to the law firm of Smith, Stratton, Wise, Heher and Brennan, Princeton, New Jersey since February 1994 and maintains an office in Morristown, N.J. From December 1983 to December 1985, Mr. Frawley was Vice President - Corporate Counsel and Secretary of Biosearch Medical Products Inc.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information concerning cash compensation paid or accrued by the Company during the fiscal year ended June 30, 1999, to the CEO and for each of the executive officers of the Company whose total cash compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

                          Annual Compensation                               Long-Term Compensation

Name and                                   Other Annual        Restricted
Principle                           Compensation($)   Stock    Options    LTIP  All other
Position          Year   Salary     Bonus    (1)               Awards     /SAR  Payouts    Compensation
Manfred F. Dyck   1999  100,000        -    5,000                -       53,540     -            -
Chairman,         1998   82,500     23,660  5,000
President, CEO    1997   64,257     25,687  6,250

Joseph A. Ehrhard 1999  104,000     11,424  9,000                        16,180
Vice President

The aggregate value of restricted shares of the Company held by Manfred F. Dyck as of June 30, 1999 was approximately $1,682,173 (includes only shares held directly, does not include option or shares held as custodian.)

(1) Amount of Automobile Allowance, which was paid in the year shown.

(2) As part of a stock option plan covering active Directors, Mr. Dyck was awarded 5000 options to purchase stock at $0.75 on October 21, 1998 (see "Stock Options"). In addition as part of a stock plan for the C.E.O, 48,540 options were awarded on August 21, 1999 at a share price of $1.00 (see also "Stock Options")

(3) As part of a senior management stock option plan Mr. Ehrhard was awarded 16,180 options. (see "Stock Options")

STOCK OPTIONS

In 1984 the Board of Directors conferred upon Manfred F. Dyck, Chairman of the Board of the Company, the authority to grant to, among others, employees of the Company including executive officers, options to purchase up to 15,000 shares of the Common Stock of the Company at an exercise price of $1.00 per share, and upon such other terms and conditions as the Chairman may determine. No such options were granted during the 1999 fiscal year.

On January 22, 1998 the Board of Directors authorized a stock option plan for senior management. Under the plan, senior management would be issued stock options in an amount equal to 3% of the incremental market cap of the Company (defined as # of outstanding shares times share price) divided by the stock price at June 30th in each of the next three years. These options would be equally divided but the number of participants in the plan. As of June 30, 1999, there were two participants. The plan was effective July 1, 1998. These option are in effect for 5 years. 20% vest immediately and the remaining 80% vest over the following 8 quarters. Options issued under the plan were:

      Name              Number of Options    Price
Robert J. Moravsik, VP       16,180          1.00
Joseph A. Ehrhard, VP        16,180          1.00

On January 22, 1998 the company issued 25,000 stock options to a senior executive as part of his employment agreement. These options vest 100% in 6 months and are priced at $0.875 per share.

On January 22, 1998 the Board of Directors approved an option plan for active directors (an active director attends all the meetings of the Board) that would give each active director of the Company 5,000 options with a strike price on September 1, 1998, and each subsequent year on the record date. On October 21, 1998, 5000 options at a price of $0.75 were granted to 4 directors.

On January 22, 1998 the Board of Directors also authorized a stock option plan for Manfred Dyck, Chairman and CEO. Under the plan, he would be issued stock options in an amount equal to 3% of the incremental market cap of the Company (defined as # of outstanding shares times share price) divided by the stock price at June 30th in each of the next three years. The plan was effective July 1, 1998. The first options will be issued under this plan as of June 30, 1999. On August 19, 1999, 48,540 options at $1.00 per share were issued to Mr. Manfred
F. Dyck.

CERTAIN AGREEMENTS WITH DIRECTORS AND EXECUTIVE OFFICERS

Manfred F. Dyck has served as Chairman, Chief Executive Officer and President of the Company since July of 1989. He serves the Company approximately 5 days per month, not to exceed 20% of his time. He is compensated by a salary of $100,000 per annum effective August 12, 1998 and a car allowance of $5,000 per annum. He also participates in a management bonus program based upon Company profitability.

On August 23, 1999 Mr. Dyck began serving the Company 80% of his time at a salary of $156,000. The Company agreed to pay Mr. Dyck a full time salary of $195,000 subject to being reimbursed $9,750 on a quarterly basis from Biosearch Medical Products, Inc. an affiliated company.

Robert Moravsik serves the Company 4 days per week in his current capacity as Vice-President, and General Counsel. He holds the same position at Biosearch Medical Products for the remaining 20% of his time. In the event of a conflict, outside counsel is employed.

INFORMATION CONCERNING CERTAIN SHAREHOLDERS

The shareholders (including any "group" as that term is used in Section 13(d)
(3) of the Securities Exchange Act of

1934) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than 5% of the outstanding Common Stock as of October 1, 1999, and all directors and officers of the Company as a group, and their respective stock holdings (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                              SHARES OF COMMON
                              STOCK OWNED          PERCENT OF CLASS
Name and Address              BENEFICIALLY (1)
Manfred F.  Dyck              1,659,797 (2)(3)          36.1%
255 Holland Road
Far Hills, NJ  07931

Dieter Heinemann                565,125   (4)           12.3%
Goldbergweg 6460599
Frankfurt AM
Federal Republic
of Germany

All Directors and Officers    2,365,922 (2)(3)(4)(5)    51.4%
As a group (7 persons)

(1) As of October 1, 1999, except as otherwise indicated below, each nominee had sole voting and investment power with respect to all shares shown in the table as beneficially owned by such nominee.

(2) Includes an aggregate of 300 shares held by Mr. Dyck as custodian for certain of his children and does not include 224,260 shares held with sole voting and investment power by Mr. Dyck's children and relatives of Mr. Dyck. Excludes 53,540 options held by Mr. Dyck

(3) Does not include 135,000 shares held by Ursula M. Dyck, Mr. Dyck's wife, individually and as custodian, and pursuant to exercisable options.

(4) Does not include 135,000 shares held by the wife and children of Mr. Heinemann as to which he disclaims beneficial ownership. Also excludes 5000 options held by Mr. Heinemann.

(5) Excludes 41,180 stock options held by Mr. Ehrhard and 16,180 stock options held by Mr. Moravsik. (See "Stock Options")

OTHER INFORMATION CONCERNING DIRECTORS,
OFFICERS AND SHAREHOLDERS

During 1999 and 1998, the Company sold materials and services to Biosearch Medical Products, Inc., (BMP), for $19,129 and $45,019, respectively. The Company also earned royalty income from BMP of $0 and $25,894 for the years ended June 30, 1999 and 1998, respectively. In addition the Company allocates occupancy cost to Biosearch for their share of the expenses on the building owned by Hydromer and 2/3rds occupied by Biosearch. Expenses charged to Biosearch during the year ending June 30, 1999 totaled approximately $34,000. Total amounts owed to the Company by BMP were $62,131 and $25,093 at June 30, 1999 and 1998, respectively.

In addition, BMP provides engineering and secretarial services to Hydromer. These expenses amounted to $59,491 and $17,393 for the years ended June 30, 1999 and 1998, respectively. Amounts owed to BMP at June 30, 1999 and 1998, respectively, were $6,784 and $3,811.

In 1999 and 1998, the Company purchased furniture and equipment from BMP for $5,000 and $500, respectively.

Also, during 1998, the Company leased equipment and space from Biosearch on a week-to-week basis. Total rental expense paid to BMP was $10,000 for the year ending June 30, 1998.

On June 12, 1998, the Company purchased the Biosearch Medical Products facility and land for $850,000 in cash and a pre-paid lease of $346,500. The transaction was funded with a 15-year mortgage at a local bank. The mortgage carries an interest rate of 200 basis points over the Bank's fully absorbed five-year cost of funds, adjusted every 5 years. The interest rate for the first 5-year period is 8.0%. The land and building has an appraised value of $1,370,000. Biosearch Medical Products will occupy approximately 67% of the building and Hydromer the remaining 33%. Manfred F. Dyck who is a director and executive officer of the Company is also a director and Chief Executive Officer of BMP, and hold approximately 20% of the Common Stock of BMP on a fully diluted basis. The Company believes that the terms of the foregoing arrangements are fair and equitable to both parties.

On May 10, 1999 the Company made an offer to exchange an amount of $0.20 for each share of Biosearch (2,202,878 shares were outstanding). The Board of Directors of Biosearch approved the offer subject to the vote of the Biosearch stockholders. The Company, Biosearch and three affiliated persons jointly filed a Form 13E3 and a 14A Proxy with the S.E.C. which is currently under review.

Robert J. Moravsik, Vice-President and General Counsel of the Company also serves as Vice-President and General Counsel of Biosearch Medical Products, Inc. In the event a conflict exists outside counsel is retained to represent Hydromer's interests. In the fiscal year ended June 30, 1998, the firm of Smith, Stratton, Wise, Heher and Brennan represented Hydromer in the purchase of the building from Biosearch.

Robert D. Frawley, Secretary of the Company, is of counsel to the law firm of Smith, Stratton, Wise, Heher and Brennan, Princeton, New Jersey. By agreement with the Company, Mr. Frawley provides legal counsel to the Company on a fee-for-service basis. It is expected that Mr. Frawley will be retained from time to time on specialized matters.

II. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Subject to ratification by the stockholders, the Board of Directors, has selected the firm of Rosenberg Rich Baker Berman & Company as the Company's independent public accountants for the current year. Representatives of Rosenberg Rich Baker Berman & Company are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

III. OTHER MATTERS

The Board of Directors of the Company does not know of any other matters which may be brought before the meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

IV. MISCELLANEOUS

If the accompanying form of Proxy is executed and returned, the shares represented thereby will be voted in accordance with the terms of the Proxy, unless the proxy is revoked by written notice addressed to and received by the Secretary of the Corporation. If no directions are indicated in such Proxy, the shares represented thereby will be voted in the election of directors in favor of the nominees proposed by the Board of Directors, and in favor of ratification of The Independent Certified Public Accountants. Any Proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a shareholder who may theretofore have given a Proxy will not have the effect of revoking the same unless the shareholder so notifies the Secretary of the meeting in writing at any time prior to the voting of the shares represented by the Proxy.

Votes that are withheld and broker nonvotes will be treated as shares that are present for purposes of determining a quorum. Withheld votes will be excluded in determining whether a nominee for director or the ratification of independent certified public accountants, has received a plurality of the votes cast.

All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by mail and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting materials to their principals.

It is important that Proxies be returned promptly. Shareholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their vote can be recorded.

V. EXCHANGE ACT COMPLIANCE

Section 16(a) of the Securities Exchange Act requires that certain of the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's securities, file reports of ownership and changes in ownership of the Company's securities with the Securities Exchange Commission. Officers, directors and greater than ten percent shareholders are required to provide the Company with copies of the forms they file.Based solely upon its review of copies of such forms received by the Company, and upon representations by the Company's officers and directors regarding compliance with the filing requirements, the company believes that in Fiscal 1999, all filing requirements applicable to its officers, directors and ten percent shareholders were complied within a timely manner.

VI. SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 2000 Annual Meeting of Shareholders of the Company must be received by the Company by June 25, 2000 in order to be considered for inclusion in the Company's Proxy Statement relating to such meeting.

                             HYDROMER, INC.

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS ON NOVEMBER 11, 1999

     The undersigned hereby appoints Robert J. Moravsik and Robert D. Frawley and each of them, to represent the undersigned at the Annual Meeting of Stockholders of Hydromer, Inc. to be held at Hydromer's facility located at 35 Columbia Road, Branchburg, New Jersey, on Thursday, November 11, 1999 at 10:00 a.m., and at any adjournment thereof, on all matters coming before such meeting.

------------------------------------------------------------------------------
                               FOLD AND DETACH HERE

                       Please mark your votes as indicated in this example /X/

1.   Election of Manfred F. Dyck; Maxwell Borow, MD; Dieter Heinemann; Ursula
     M. Dyck and Robert H. Bea
                  FOR all nominees (except as         WITHHOLD AUTHORITY
                 provided to the contrary below)    to vote for all nominees
                              / /                              / /

2. The ratification of the appointment of Rosenberg, Rich, Baker, Berman & Company as Company's Independent Accountants for fiscal 2000.
                            FOR    AGAINST    ABSTAIN
                            / /      / /        / /

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY NOMINEE, WRITE THAT NOMINEE'S NAME HERE.) _________________________________________________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS APPEARING ON THIS SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS 1 OR 2, THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING OR POSTPONEMENT OR ADJOURNMENT THEREOF. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

    Receipt herewith of the Company's Annual Report and notice of meeting and proxy statement dated October 8, 1999 is hereby acknowledged.

                       PLEASE SIGN, DATE AND MAIL TODAY


Signature(s) of Stockholder(s)________________________ Date _____________ 1999

Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on the card. When signing as attorney, executor, administrator, trustee, guardian, partner or corporate officer please give FULL title.

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                               FOLD AND DETACH HERE